Exhibit 13.2.

Written Statement of the Chief Financial Officer pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of CGG (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 20-F of the Company for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ STÉPHANE-PAUL FRYDMAN
Stéphane-Paul Frydman
Chief Financial Officer

April 13, 2015

A signed original of this written statement required by Section 906 has been provided to CGG and will be retained by CGG and furnished to the Securities and Exchange Commission or its staff upon request to the Securities and Exchange Commission or its staff upon request.